UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                        Commission file number 000-25415
                   SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                      Nevada                    86-0857752
           (State of other jurisdiction or      (I.R.S. Employer
            incorporation or organization)     Identification Number)

                         10240 - 124th Street, Suite 208
                        Edmonton, Alberta, Canada T5N 3W6
               (Address of Principal Executive Office) (Zip Code)

                       Consultant Stock Compensation Plan
                            (Full Title of the Plan)
                                 (780) 488-9193
              (Registrant's Telephone Number, Including Area Code)

----------------------------  ----------  ----------  --------------------------  -------------
Title of Class of Securities  Amount      Offering    Proposed Maximum            Amount of
to be Registered              to Be       Price per   Aggregate Offering Price    Registration
                              Registered  Share       (1)(2)                      Fee
----------------------------  ----------  ----------  --------------------------  -------------
Common Stock, $.001 par        1,260,000  $      .66  $                 831,600   $      231.18
value
----------------------------  ----------  ----------  --------------------------  -------------
Total Registration Fee . . .          --          --                         --              --
----------------------------  ----------  ----------  --------------------------  -------------

     1)  This  Registration  Statement  shall  also cover any additional shares of Common Stock
     which  become  issuable  under  the  SUSTAINABLE   DEVELOPMENT  INTERNATIONAL,  INC.  Year
     2,000   Consultant   Services  Plan  by  reason  of  any  stock  dividend,  stock   split,
     recapitalization   or   other  similar   transaction   effected  without  the  receipt  of
     consideration  which  results in an increase  in  the  number  of  outstanding  shares  of common  stock.

     (2)  Pursuant  to  Rule  457(c)  under the Securities Act of 1933, as amended, the maximum
     offering   price   per  share  and  in  the  aggregate,  and  the  registration  fee  were calculated based upon the average of the bid and  ask  prices  of  SUSTAINABLE DEVELOPMENT
     INTERNATIONAL, INC. on May 24, 2000, as reported on the OTC Bulletin Board.

The date of this Prospectus is May 25, 2000


SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.

EXPLANATORY NOTE: SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC. ("the Company," "we" or "us") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register 1,260,000 shares of our common stock, which will be awarded to eligible persons under our Year 2000 Consultant Services Plan.


PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS Item 1. Plan Information. Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), we will distribute an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") to participants under our Consultant Services Plan. Such Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Securities Act, and such Information Statement is hereby incorporated by reference in this Registration Statement.

The Shareholders of Sustainable Development, Inc. ("Company") will offer their shares through the over-the-counter bulletin board (OTCBB). Shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which limits sales by each selling shareholder in any one month period to the greater of 1% of the total outstanding common stock or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that brokers and dealers effecting transactions will be paid the normal and customary commissions for market transactions; however the Shares may be sold in a private transaction.

PART  II  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT.
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by referenced is considered to be part of this Registration Statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this Registration Statement have been sold or deregistered: (a) our Annual Report on Form 10-K for the fiscal year ended October 31, 1999; (b) our Quarterly Report on Form 10-Q for the quarter ended January 31, 2,000; (c) The description of our common stock which is contained in our registration statement on Form 10 filed on February 18, 1999 and all amendments thereto and reported filed for the purpose of updating such descriptions.

ITEM 4. DESCRIPTION OF SECURITIES. Our common stock being registered in this Registration Statement is registered pursuant to Section 12(g) of the Exchange Act. The description of our common stock is incorporated by reference pursuant to Item 3 above.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.  Not  Applicable.

ITEM  6.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.
The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:


(a)  By  the  stockholders:

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.


6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:


a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
Not  Applicable.


ITEM 8. EXHIBITS. 5.1 Opinion of Law Office of Brenda Lee Hamilton P.A. as to the legality of securities being registered.

10.1  Sustainable  Development  Consultant  Services  Plan  -  Year  2000

23.1  Consent  of  Grant  Thornton LLP,  Charterted  Accountants

23.2 Consent of Law Office of Brenda Lee Hamilton, P.A. (contained in Exhibit 5.1).

 ITEM  9.  UNDERTAKINGS.  A.  We  hereby  undertake  to:

(1)To File, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES Pursuant to the requirements of the Securities Act of 1993, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 25th day of May 2000.

SUSTAINABLE  DEVELOPMENT  INTERNATIONAL,  INC.

By:  /s/  Harold  Jahn
  --------------------
Harold  Jahn,  President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 25, 2000.



   /s/  Harold  Jahn
----------------------------------------------------------------------
Harold  Jahn
Title:  President,  Director                     Date:  May  25,  2000


   /s/  Lew  Mansell
----------------------------------------------------------------------
Lew  Mansell
Title:  Senior  Vice  President                  Date:  May  25,  2000